EXHIBIT 99.1

PROXY

SOUTHERN HERITAGE BANCSHARES, INC.

3020 KEITH STREET, NW

CLEVELAND, TENNESSEE 37312

(423) 473-7980

ANNUAL MEETING OF SHAREHOLDERS

         , 2014

PLEASE SIGN AND RETURN PROMPTLY IN THE SELF‑ADDRESSED ENVELOPE

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints J. Lee Stewart and Steve Ledbetter as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of common stock, Class A common stock, Class B common stock and Series A preferred stock of Southern Heritage Bancshares, Inc., which the undersigned is entitled to vote at the annual meeting of shareholders to be held at the offices of Southern Heritage Bank, 3020 Keith Street, NW, Cleveland, Tennessee 37312, on          ,          , 2014, at          .m. Eastern Time, or any adjournment thereof.

This proxy is solicited on behalf of the Board of Directors of Southern Heritage Bancshares, Inc. and will be voted in accordance with the undersigned's instructions set forth herein. If no instruction is given, this proxy will be voted FOR each of Proposals 1 through 3.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" EACH OF PROPOSALS 1 THROUGH 3.

PROPOSAL 1 – To approve the agreement and plan of merger (the “Merger Agreement”), dated as of March 20, 2014, between Southern Heritage Bancshares, Inc. and First Citizens Bancshares, Inc., as described in the accompanying proxy statement.

☐           FOR                       ☐            AGAINST             ☐            ABSTAIN

PROPOSAL 2 – To elect two Class III members of the board of directors to serve three-year terms until the annual meeting of shareholders in 2017 or until their successors have been duly elected and qualified:

☐           FOR all nominees listed below:

Len D. Graham

James F. Williams, Jr.

☐            WITHHOLD AUTHORITY for all nominees

Instruction: To withhold authority to vote for any director nominee, mark this box and draw a line through the name of the nominee in the list above.  ☐

PROPOSAL 3 - To approve any proposal of the Board of Directors to adjourn or postpone the annual meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the annual meeting to constitute a quorum or to approve the Merger Agreement.

☐            FOR                       ☐            AGAINST             ☐            ABSTAIN

PROPOSAL 4 - In their discretion, the proxies may vote upon any and all other matters as may properly come before the annual meeting or any adjournement or postponement thereof.

                If stock is held in the name of more than one person, all holders must sign. Signatures should correspond exactly with the name or names appearing on the stock certificate(s). When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE SIGN BELOW AND RETURN IN THE ENCLOSED STAMPED ENVELOPE.

THIS IS THE ONLY DOCUMENT YOU NEED TO RETURN AT THIS TIME.

Date: _________________________	________________________________________________
Print Shareholder Name

_________________________________________________ Signature of Shareholder(s)

Date: _________________________	________________________________________________
Print Joint Shareholder Name

_________________________________________________ Signature of Joint Shareholder(s)